Exhibit 8.2
[Letterhead of Cleary Gottlieb Steen & Hamilton LLP]
June 28, 2007
Banco Bilbao Vizcaya Argentaria, S.A.
Paseo de la Castellana, 81
Madrid, SPAIN
Ladies and Gentlemen:
          We have acted as special counsel to Banco Bilbao Vizcaya Argentaria, S.A., a bank organized and existing under the laws of Spain (“BBVA”), in connection with the proposed strategic business combination transactions (the “Transaction”) between BBVA and Compass Bancshares, Inc., a Delaware corporation (“Compass”), pursuant to the Transaction Agreement, dated as of February 16, 2007 (the “Agreement”), by and among BBVA and Compass. At your request, and in connection with the Registration Statement on Form F-4 of BBVA filed with the Securities and Exchange Commission in connection with the Transaction (as amended through the date hereof, the “Registration Statement”), we are rendering our opinion concerning the material federal income tax consequences of the Transaction. Any capitalized term used and not defined herein has the meaning given to it in the Agreement.
          For purposes of the opinion set forth below, we have relied, with the consent of BBVA and the consent of Compass, upon the accuracy and completeness of the factual statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in certain letters to us from the officers of BBVA and Compass dated the date hereof, and have assumed that such factual statements and representations will be accurate and complete as of the appropriate effective time (as if made as of such time) and that all such factual statements and representations made to the knowledge of

Banco Bilbao Vizcaya Argentaria, S.A.

any person or entity or with similar qualification are and will be true and correct as if made without such qualification. We have also relied upon the accuracy of the Registration Statement and the Proxy Statement contained therein, each as amended or supplemented through the date hereof.
     We have also assumed that: (i) the transactions contemplated by the Agreement will be consummated in accordance therewith and as described in the Proxy Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party) and (ii) the Transaction will be reported by BBVA and Compass on their respective federal income tax returns in a manner consistent with the opinion set forth below.
     Based upon and subject to the foregoing, it is our opinion, under currently applicable U.S. federal income tax law, that each of (i) the Reincorporation Merger and (ii) the Share Exchange and the Third Step Merger (taken together) will be treated as a reorganization within the meaning of Section 368(a) of the Code. In addition, we hereby confirm our opinion set forth under the caption “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION — Tax Consequences of the Transaction Generally”, subject to the limitations and qualifications stated therein.
     We express no opinion on any issue relating to the tax consequences of the Transaction other than those set forth above. Our opinion is based upon the Code, published judicial decisions, administrative regulations and published rulings and procedures as in existence on the date hereof. Future legislative, judicial or administrative changes, on either a prospective or retroactive basis, could affect our opinion. Further, our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or a court will not take a contrary position. We undertake no responsibility to advise you of any future change in the matters stated herein or in the federal income tax laws or the application or interpretation thereof.
     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended. We are furnishing this opinion solely in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose.

Very truly yours, CLEARY GOTTLIEB STEEN & HAMILTON LLP
By:	/s/ William L. McRae
William L. McRae, a Partner